CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-65980, Post-Effective Amendment No. 1 to Registration Statement No. 33-77526 and in Registration Statement No. 333-70477 on Form S-8 and Registration Statement No. 333-107476 on Form S-3 of our reports dated March 17, 2005, relating to the financial statements and financial statement schedule of Fossil, Inc. and to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Fossil, Inc. for the year ended January 1, 2005.

/s/ Deloitte & Touche LLP
Dallas, Texas
March 17, 2005